Exhibit 21.1

FORESTAR GROUP INC.

SUBSIDIARIES

Forestar (USA) Real Estate Group Inc.	Delaware	100.00%
242, LLC	Texas	50.00%
4S/RPG Land Company LP	Texas	55.00%
Arrowhead Ranch Utility Company LLC	Texas	100.00%
Bandera/Lantana, LP	Texas	55.00%
Bandera/Lantana II, LP	Texas	55.00%
Bellaire/Lantana, LP	Texas	55.00%
Bellaire/Lantana II LP	Texas	55.00%
Blackberry Island, LP	Texas	72.55%
Brazos/Lantana, LP	Texas	55.00%
Carlisle/Lantana III LP	Texas	55.00%
Chandler Road Properties, LP	Texas	99.80%
Round Rock Luxury Apartments, Ltd.	Texas	20.70%
CL Ashton Woods, LP	Texas	79.50%
CL Realty, LLC	Delaware	1.00%
CL Chatham, LLC	Georgia	25.00%
CL/RPG Land Company, LP	Texas	55.00%
CL Texas I GP, LLC	Georgia	100.00%
CL Waterford, LLC	Texas	100.00%
CL Westpark, LLC	Georgia	100.00%
Dalmac-Shelton Fannin Farms, Ltd.	Texas	49.00%
Dewberry Island LP	Texas	74.00%
Double Horn Water Supply Corporation, Inc.	Texas	100.00%
FirstLand Investment Corporation	Texas	100.00%
FMF Cedar Hill LLC	Delaware	100.00%
FMF Construction LLC	Delaware	100.00%
FMF Development LLC	Delaware	100.00%
FMF Memorial LLC	Delaware	100.00%
FMF Morehead LLC	Texas	100.00%
FMF Peakview Manager LLC	Delaware	99.00%
FMF Peakview LLC	Delaware	20.00%
FMF Ribelin LLC	Delaware	100.00%
FMF Robertson Hill LLC	Delaware	100.00%
FMF Robertson Hill GP LLC	Delaware	100.00%
FMF Westmont LLC	Delaware	100.00%
Forestar Capital Inc.	Delaware	100.00%
Forestar Hotel Holding Company Inc.	Nevada	100.00%
Capitol of Texas Insurance Group Inc.	Delaware	100.00%
Top of Westgate Corporation	Texas	100.00%
CCA Hospitality, Inc.	Texas	100.00%
Forestar Minerals GP LLC	Delaware	100.00%
Forestar Minerals Holdings LLC	Delaware	100.00%

Forestar Multifamily Fund GP LLC	Delaware	100.00%
Forestar Multifamily Fund LP	Delaware	99.90%
Forestar Oil & Gas LLC	Delaware	100.00%
Forestar Petroleum Corporation	Delaware	100.00%
Seco Energy Corporation	Nevada	100.00%
United Oil Corporation	Oklahoma	100.00%
CREDO Exploration Progam Ltd 1979	Colorado	59.02%
CREDO Holdings Ltd	Colorado	63.75%
Fortuna Energy LLC	Colorado	75.00%
McKinley Resources LLC	Colorado	100.00%
Forestar Real Estate Group Inc.	Delaware	100.00%
Forestar Realty Inc.	Delaware	100.00%
New Georgian, LLC	Georgia	75.00%
TEMCO Associates, LLC	Georgia	1.00%
Bentwater Links, LLC	Georgia	100.00%
P12025, LLC	Georgia	100.00%
Seven Hills Homes, LLC	Georgia	100.00%
FORCO Real Estate Inc.	Delaware	100.00%
CL Realty, LLC	Delaware	49.00%
TEMCO Associates, LLC	Georgia	49.00%
Forestar/MWC WCF LLC	Delaware	90.00%
Gaillardia/Lantana, LP	Texas	55.00%
GBF/LIC 288, Ltd.	Texas	74.00%
Gulf Coast-Stonehill, LLC	Delaware	80.00%
Harbor Lakes Golf Club LLC	Delaware	100.00%
Harbor Lakes Club Management LLC	Texas	100.00%
HM Pfluger, Ltd.	Texas	49.00%
HM Stonewall Estates, Ltd.	Texas	49.00%
Ironstob, LLC	Georgia	57.90%
Isabel/Lantana, LP	Texas	55.00%
Johnstown Farms, LLC	Delaware	100.00%
Kendall/Lantana, LP	Texas	55.00%
LIC Ventures Inc.	Delaware	100.00%
Hickory Hill Development, LP	Texas	50.00%
Rayzor Ranch, LP	Texas	25.00%
LM Land Holdings, LP	Texas	37.40%
LM Development, LP	Texas	99.00%
Madison/Lantana, LP	Texas	55.00%
Madison/Lantana II, LP	Texas	55.00%
Madison/Lantana III, LP	Texas	55.00%
Magnolia/Lantana IV, LP	Texas	55.00%
Magnolia/Lantana V, LP	Texas	55.00%
Olympia Joint Venture (general partnership)	Texas	99.00%
Palmetto/Lantana, LP	Texas	55.00%
Preserve at Mustang Island LLC, (The)	Delaware	85.00%
Presidio at Judge’s Hill, LP	Texas	59.90%
Round Rock Luxury Apartments Ltd.	Texas	49.20%
Sabine Real Estate Company	Delaware	100.00%
San Jacinto I LLC	Texas	100.00%
Stoney Creek Properties LLC	Delaware	100.00%
SWR Holdings LLC	Delaware	100.00%
Sustainable Water Resources LLC	Texas	100.00%
Timber Creek Properties LLC	Delaware	88.00%